Exhibit 10.2
                      IN THE UNITED STATES BANKRUPTCY COURT
                          FOR THE DISTRICT OF DELAWARE


In re:                           )            Chapter 11
                                 )
DELTA MILLS, INC., ET AL.,(1)    )            Case No.  06-11144 (CSS)
                   -- ---        )
                                 )
                        Debtors. )            Jointly Administered
---------------------------------------)
                                              RE:  D.I. 15, 28

          ORDER UNDER 11 U.S.C. SS.SS. 105(A), 363 AND 365 AND FEDERAL
           RULES OF BANKRUPTCY PROCEDURE 2002, 6004, 6006 AND 9014 (I)
        APPROVING AND AUTHORIZING THE DEBTORS TO PROCEED WITH AN ORDERLY
         RUN OUT OF THE DEBTORS' BUSINESS; (II) APPROVING PROCEDURES FOR
          THE SALE OR SALES OF ALL OR SUBSTANTIALLY ALL OF THE DEBTORS'
           FIXED ASSETS; (III) ESTABLISHING PROCEDURES FOR THE SALE OF
              MISCELLANEOUS ASSETS AND (IV) GRANTING RELATED RELIEF
              -----------------------------------------------------

                  This matter came before the Court for hearing on October 31, 2006 (the "Designation Hearing") upon the Motion for Order under 11 U.S.C. ss.ss. 105(a), 363, 365 and 1146 and Federal Rules of Bankruptcy Procedure 2002, 6004, 6006 and 9014 (a) Approving (i) Initial Bidding Procedures, (ii) Overbidding Procedures, (iii) Auction Procedures, (b) Approving Notice Procedures for (i) the Solicitation of Bids, (ii) an Auction and (iii) the Assumption and Assignment of Contracts and Leases; (c) Scheduling Hearings on Approval of (i) Bid Protections for a Stalking Horse Bidder, (ii) a Sale or Sales of Substantially All of Debtors' Assets and (iii) Miscellaneous Asset Sales and (d) Granting Related Relief (D.I. 15) (the "Motion"),(2) filed on October 13, 2006 (the "Petition Date"), by Delta Mills, Inc. ("Delta Mills") and Delta Mills Marketing, Inc. ("Marketing") with the consent and approval of Delta Woodside Industries, Inc. ("DLWI" and, with Delta Mills and Marketing, collectively, the "Debtors"), debtors and debtors-in-possession in the above-captioned cases; and upon the Declaration of William H. Hardman, Jr., in
---------------------------

(1) These jointly administered cases are those of the following debtors: Delta Mills, Inc., Delta Woodside Industries, Inc., and Delta Mills Marketing, Inc.

(2) Capitalized terms used, but not defined, herein shall have the meanings ascribed to them in the Motion. (

Support of First Day Relief (D.I. 3) (the "Hardman Declaration"); and upon the First Supplemental Declaration of William H. Hardman, Jr., in Support of First Day Relief (D.I. 79) (the "Hardman Supplemental Declaration"); and upon the Declaration of Joseph M. Brower in Support of Entry of the Order under 11 U.S.C. ss.ss. 105(a), 363 and 365 and Federal Rules of Bankruptcy Procedure 2002, 6004, 6006 and 9014 (I) Approving and Authorizing the Debtors to Proceed with an Orderly Run Out of the Debtors' Business; (II) Approving Procedures for the Sale or Sales of All or Substantially All of the Debtors' Fixed Assets; (III) Establishing Procedures for the Sale of Miscellaneous Assets and (IV) Granting Related Relief (D.I. 80) (the "Brower Declaration"); and upon the arguments and representations of counsel and the other pleadings and the entire record in these cases, and for good cause shown; and due and sufficient notice of the Motion and the Designation Hearing having been given and that no other or further notice need be provided;


                  THE COURT HEREBY MAKES THE FOLLOWING FINDINGS OF FACT AND CONCLUSIONS OF LAW:

         A.       JURISDICTION AND VENUE

                  1. The Court has jurisdiction over the Motion pursuant to 28 U.S.C. ss.ss. 157 and 1334. This is a core proceeding within the meaning of 28 U.S.C. ss. 157(b)(2)(A), (N) and (O). Venue of these proceedings and the Motion in this Court is proper under 28 U.S.C. ss. 1408.

         B.       THE DEBTORS' CHAPTER 11 CASES AND THE MOTION

                  2.  On  the  Petition  Date,  the  Debtors   commenced   their
respective bankruptcy cases by filing voluntary petitions for relief under chapter 11 of the Bankruptcy Code. No trustee or examiner has been appointed in these cases. The Debtors are operating their respective businesses as debtors-in-possession pursuant to sections 1107 and 1108 of the Bankruptcy Code.

                  3. On October 20, 2006, the United States Trustee for the District of Delaware (the "U.S. Trustee") appointed an official committee of unsecured creditors in these jointly administered cases (the "Committee").

                  4. On the Petition Date, the Debtors filed the Hardman Declaration, which sets forth the events leading up to the Petition Date and the facts and circumstances supporting, INTER ALIA, the relief requested in the Motion and granted in this Order, including, without limitation, the Debtors'
(a) extensive pre-petition marketing efforts, (b) exploration of other strategic alternatives and (c) current financial crisis, and is incorporated into this Order by reference and made a part hereof.

                  5. On the Petition Date, the Debtors filed the Motion and the Court conducted a hearing (the "Initial Hearing") to consider, INTER ALIA, the relief requested in the Motion. At the Initial Hearing, the Court approved the Initial Bidding Procedures, subject to the right of any party-in-interest to object to the Initial Bidding Procedures on or before October 24, 2006 at 4:00 p.m. (ET) or, in the case of an statutorily appointed committee, October 27, 2006 at 4:00 p.m. (ET), and be heard at the Designation Hearing.

                  6. On October 16, 2006, the Court entered the Order under 11 U.S.C. ss.ss. 105(a), 363, 365 and 1146 and Federal Rules of Bankruptcy Procedure 2002, 6004, 6006 and 9014 (a) Approving (i) Initial Bidding Procedures, (ii) Overbidding Procedures, (iii) Auction Procedures, (b) Approving Notice Procedures for (i) the Solicitation of Bids, (ii) an Auction and (iii) the Assumption and Assignment of Contracts and Leases; (c) Scheduling Hearings on Approval of (i) Bid Protections for a Stalking Horse Bidder, (ii) a Sale or Sales of Substantially All of Debtors' Assets and (iii) Miscellaneous Asset Sales, and (c) Granting Related Relief (D.I. 28) (the "Bidding Procedures Order"), dated October 13, 2006, which authorized the Debtors to solicit bids for the Debtors' Assets as a going concern, including (a) the Beattie Plant and all of the operating assets at that location, (b) the Delta 3 Plant and all of the operating assets at that location and (c) any customer lists, inventory backlogs, and other intangibles reflecting the Debtors' value as a going concern (collectively, the "Operating Assets").

                  7. In accordance with the Initial Bidding Procedures, the Debtors, through their duly appointed claims agent in these cases, Bankruptcy Services, LLC ("BSI"), served the Bidding Procedures Order and the Notice of (I) Solicitation of Initial Bids; (II) Initial Bidding Procedures; (III) Initial Bid Deadline; (IV) Designation Hearing and (V) Related Relief and Dates (D.I. 43) (the "Sale Notice") upon parties in interest in these cases.

                  8. As evidenced by the Affidavit of Mailing (D.I. 45) and Supplemental Affidavits of Mailing (D.I. 60, 64, 65), and based on the representations of counsel at the Designation Hearing, (a) proper, timely, adequate, and sufficient notice of the Motion and the Designation Hearing has been provided in accordance with sections 102, 105, 363 and 365 of the Bankruptcy Code and Bankruptcy Rules 2002, 6004, 6006 and 9014 and (b) such notice was good and sufficient and appropriate under the particular circumstances.

                  9. A reasonable opportunity to object or be heard with respect to the Motion and the relief granted by this Order has been afforded to all parties in interest in these cases.

                  10. The Debtors have received no objections to the Motion. In addition, the GMAC and the Committee consent to the relief requested therein and granted by this Order.

                  11. On October 30, 2006, the Debtors filed the Hardman Supplemental Declaration, which sets forth facts and circumstances supporting the relief requested in the Motion and granted in this Order and is incorporated into this Order by reference and made a part hereof.

                  12. On October 30, 2006, the Debtors filed the Brower Declaration, which sets forth facts and circumstances supporting the relief requested in the Motion and granted in this Order and is incorporated into this Order by reference and made a part hereof.

         C.       THE DEBTORS' POST-PETITION MARKETING EFFORTS


                  13. Following the Initial Hearing and the Court's entry of the Bidding Procedures Order and building upon the Debtors' extensive pre-petition marketing efforts, SBS immediately contacted nine (9) strategic competitors and investors to provide those parties information about the Operating Assets and other Assets of the Debtors. In addition, SBS contacted eight (8) other parties who SBS believed may be interested in purchasing significant portions of the Debtors' Assets, regardless of whether that interest might be for the Operating Assets as a going concern or fixed assets to be purchased consistent with the run out of the Debtors' business operations, including, without limitation, real property, plants, machinery, equipment and certain inventory and raw materials to be sold out of the ordinary course of business (the "Fixed Assets"). Six (6) other potential purchasers contacted the Debtors and/or SBS requesting additional information.

                  14. In all, eleven (11) potential purchasers of the Debtors' Operating Assets signed confidentiality agreements and obtained access to an electronic data room established by SBS to provide due diligence on the Debtors' Assets, operations and historical financial data to potential purchasers.

                  15. Both the Bidding Procedures Order and Sale Notice established a bidding deadline of October 25, 2006 at 5:00 p.m. (ET), by which bids for the Operating Assets were to be received. The Debtors did not receive any timely bids for the Operating Assets that would result in a sale of the Debtors' Operating Assets as a going concern and have not received any late bids.

         D. THE DEBTORS' AND THE BOARDS' DECISION TO PROCEED WITH THE ORO

                  16. The Debtors had hoped that, through the Initial Bidding Procedures, the potential acquirer who submitted the Second October 2006 LOI would improve upon the Second October 2006 LOI by: (a) improving the economic return to the Debtors' estates such that the transaction would likely provide a greater return to the Debtors' estates than an orderly run-out of the Debtors' business, and (b) providing a definitive asset purchase agreement as a basis upon which the Debtors and its various stakeholders could evaluate the strategic purchaser's offer, during the early stage of these cases. In addition, the Debtors had anticipated that other potential purchasers of some or all of the Debtors' Operating Assets would submit definitive offers to purchase some or all of the Debtors' Operating Assets during the early part of these cases. The Initial Bidding Procedures were designed to accommodate such an offer from one or more potential acquirers. However, in the absence of any such bids and in consultation with the Committee, the Debtors have determined in their reasoned business judgment that they cannot continue to operate as a going concern in the absence of a Stalking Horse Bid that contemplates a purchase of the Debtors' Operating Assets as a going concern.

                  17. Because the Debtors (a) did not receive any bids for the Operating Assets that would result in a sale of the Debtors' Assets as a going concern and (b) continue to experience deepening operating losses that would accompany any continuation of the Debtors' businesses as a going concern, the Debtors and the Debtors' Boards of Directors (the "Boards") determined, after consultation with the Committee, that, subject to Court approval, it is in the best interests of the Debtors, their estates and creditors and other parties in interest that the Debtors' businesses continue to be run out (to finish and sell inventory) and the Assets liquidated in an orderly fashion, and that the Debtors continue to seek bids for the purchase of the Debtors' Fixed Assets pursuant to one or more sale transactions, including bulk sales of the Fixed Assets and sales pursuant to the Miscellaneous Sale Procedures (the "ORO"). Accordingly, the Debtors did not propose any Stalking Horse Bidders for the Debtors' Operating Assets at the Designation Hearing.

                  18. The Debtors and the Boards have discharged their duties as debtors-in-possession with respect to seeking a sale of their Operating Assets by marketing the Operating Assets diligently, in good faith and in a commercially reasonable manner to secure the highest and best offer or offers therefor by, among other things, (a) complying with the Bidding Procedures Order, (b) contacting and inviting potential purchasers to meet with management and the Debtors' professionals and (c) providing potential purchasers with the opportunity to conduct extensive due diligence. In addition, the Debtors delivered the Bidding Procedures Order, the Bidding Procedures, and the Sale Notice to each of the entities that had expressed an interest in the Operating Assets prior to the Petition Date.

                  19. The speculative possibility that the Debtors may be contacted in the future by a potential purchaser for some or all of the Debtors' Operating Assets as a going concern cannot and does not justify the substantial losses and decline in value of the Debtors' Assets that would result from the Debtors' continued operation as a going concern, particularly in light of the extensive pre-petition marketing of the Debtors' business as a going concern. Under these circumstances, proceeding with the ORO, rather than continued marketing of the Operating Assets as a going concern, (a) is based on sound business justifications and in the best interest of the Debtors' estates and creditors and (b) will best maximize value of all of the Fixed Assets.

                  20. The Debtors have received, in connection with their solicitation of bids for the Operating Assets, a number of preliminary proposals for the purchase of some or all of the Fixed Assets and anticipate that they may receive one or more comprehensive bids for certain of the Fixed Assets in the future. As such, the Debtors have determined to proceed with the ORO, subject to Court approval, including (a) the Bidding Procedures, as modified herein, including deadlines for offers to purchase some or all of the Fixed Assets and new hearing dates upon which the Debtors may designate one or more bids as stalking horse bids for such Assets and at which the Debtors may present one or more proposed sales for some or all of the Fixed Assets and (b) the Miscellaneous Sale Procedures.

                  21. The Debtors' proposed sale or sales of all or substantially all of the Fixed Assets through the ORO under section 363 of the Bankruptcy Code outside the ordinary course of business and prior to the confirmation of a plan of reorganization will best maximize value of the Fixed Assets and is appropriate under the circumstances of these cases as the Debtors have exercised reasonable judgment in the determination to proceed with the ORO based on: (a) the Debtors' demonstrated sound business purposes that justify the ORO; (b) the accurate and reasonable notice that has been and will be provided to interested persons; (c) the assurance of a fair price being obtained for the Fixed Assets based on the Debtor's extensive marketing efforts prior and subsequent to the Petition Date and the notice being provided to parties in interest; and (d) the Debtors' good faith.

                  IT IS HEREBY ORDERED, ADJUDGED AND DECREED THAT:

                  A. The findings of fact entered above and the conclusions of law stated herein shall constitute the Court's findings of fact and conclusions of law pursuant to Bankruptcy Rule 7052, made applicable to this proceeding pursuant to Bankruptcy Rule 9014. To the extent that any finding of fact shall later be determined to be a conclusion of law, it shall be so deemed, and to the extent that any conclusion of law shall later be determined to be a finding of fact, it shall be so deemed.

                  B. The Motion, to the extent set forth herein, is hereby GRANTED.

         I. Approval of and Authorization of the Debtors to Proceed with the ORO
         -----------------------------------------------------------------------

                  C. The ORO is hereby approved and the Debtors are authorized and empowered to continue to perform the ORO in such manner as the Debtors, in their sole discretion and as set forth herein, determine is in the best interests of their estates.

         II. Approval of the Bidding Procedures in Connection with Bulk Sale OF SOME OR ALL OF THE FIXED ASSETS
--------------------------------------------------------------------------------

                  D. APPROVAL OF THE BIDDING PROCEDURES. The Bidding Procedures, attached as EXHIBIT 1 hereto, for conducting a sale or sales by auction (the "Auction") of some or all of the Fixed Assets are hereby authorized, approved and made part of this Order as if fully set forth herein.

                  E. CONSIDERATION OF BIDS. Subject to the final determination of this Court, the Debtors are authorized to (a) determine, in consultation with the Committee, which of the Initial Bids, the Overbids submitted prior to the Auction and the bids made at the Auction is the highest or otherwise best offer at each stage of these procedures, and (b) properly reject any and all bids that, in the Debtors' discretion, in consultation with the Committee, are (i) inadequate or insufficient, (ii) not in conformity with the requirements of the Bankruptcy Code, or the terms and conditions of the Sale, or (iii) contrary to the best interests of the Debtors, their estates and creditors.

                  F. THE SECOND  DESIGNATION  HEARING.  On NOVEMBER  30, 2006 AT
11:00 A.M. (ET) or as soon thereafter as counsel may be heard, the Court shall hold a hearing (the "Second Designation Hearing") before the Honorable Christopher S. Sontchi, United States Bankruptcy Judge, in the United States Bankruptcy Court for the District of Delaware, 824 Market Street, 5th Floor, Courtroom 6, Wilmington, Delaware 19801, to consider (i) the proposed designation of one or more of the Initial Bids as a Stalking Horse Bid, and (ii) the awarding of the Bid Protections to the Stalking Horse Bidder or Bidders chosen by the Debtors, in consultation with the Committee.

                  G. THE SALE HEARING. On DECEMBER 15, 2006 AT 11:00 A.M. (ET) or as soon thereafter as counsel may be heard, the Sale Hearing will be held before the Honorable Christopher S. Sontchi, United States Bankruptcy Judge, in the United States Bankruptcy Court for the District of Delaware, 824 Market Street, 5th Floor, Courtroom 6, Wilmington, Delaware 19801, to consider the issuance and entry of an order, INTER ALIA, approving the Sale or Sales of some or all of the Fixed Assets. The Debtors may adjourn the Sale Hearing one or more times without further notice by making an announcement in open Court or by the filing of a hearing agenda announcing the adjournment.

                  H. THE SECOND SALE NOTICE. A notice (the "Second Sale Notice"), in substantially the same form as the Sale Notice, is sufficient to provide effective notice of the Bidding Procedures, the Auction and the Sale Hearing to all interested parties, pursuant to Bankruptcy Rules 2002(a)(2) and 6004(a), and is hereby approved.

                  I. SERVICE OF THE ORDER AND THE SECOND SALE NOTICE. Within four (4) business days after entry of this Order (the "Mailing Date"), the Debtors will serve this Order and the Second Sale Notice by first class mail or hand delivery upon: (i) the U.S. Trustee, (ii) counsel for the Committee, (iii) counsel for GMAC and (iv) each person or entity that has filed a notice of appearance in these cases pursuant to Bankruptcy Rule 2002 (collectively, the "Service Parties"). Additionally, the Debtors will forward courtesy copies of the this Order and the Second Sale Notice to all entities known to the Debtors who have expressed an interest in a transaction with respect to the Fixed Assets or that the Debtors believe may have such an interest.

                  J. SERVICE OF THE SECOND SALE NOTICE. On or before the Mailing Date, the Debtors will serve the Second Sale Notice by first class mail or hand delivery upon: (i) all entities known to the Debtors who have asserted any lien in, to or against the Assets; (ii) all known or reasonably ascertainable federal, state, and local regulatory authorities with jurisdiction over the Debtors, (iii) all known or reasonably ascertainable taxing authorities or recording offices which have a reasonably known interest in the relief requested; (iv) all insurers, and (v) each known counter-party to each of the Leases and Contracts. The Debtors may in their discretion, but shall not be required, to serve the Second Sale Notice on any other known parties-in-interest in these bankruptcy cases.

                  K. SERVICE OF THE STALKING HORSE NOTICE. In the event that the Debtors select a Stalking Horse Bidder, the Debtors, on the Initial Bidding
Deadline, or as soon as possible thereafter, will give notice of their selection, and will attach, as an exhibit, the Stalking Horse Agreement(s) ("Stalking Horse Notice"). The Debtors will provide the Stalking Horse Notice to
(i) the Service Parties, (ii) the Initial Bidders, (iii) each known counter-party to each of the Leases and Contracts and (iv) parties, if any, who have filed an objection to the Motion.

                  L. THE CURE AMOUNT NOTICE. The Cure Amount Notice, in substantially the same form as annexed to the Motion as EXHIBIT B, is sufficient to provide effective notice of the Debtors' intent to assume and assign some or all of the Leases and Contracts to all interested parties, pursuant to Bankruptcy Rules 2002(a)(2), 6004(a) and 6006(c), and is hereby approved.

                  M. SERVICE OF THE CURE AMOUNT NOTICE. On or before the Mailing Date, the Debtors shall serve the Cure Amount Notice by first class mail or hand delivery upon: (i) the Service Parties and (ii) each known counter-party to each of the Leases and Contracts. Additionally, the Debtors will forward courtesy copies of the Cure Amount Notice to all entities known to the Debtors who have expressed an interest in a transaction with respect to the Fixed Assets or that the Debtors believe may have such an interest.

                  N. THE OBJECTION DEADLINE. Except to the extent such relief has already been granted by prior order of this Court, all objections to the relief requested in the Motion (including, without limitation, any objection to the assumption and assignment of any Lease and Contract or the Cure Amount under any Lease or Contract, but excluding any objection to the provision of adequate assurance of future performance under any Contract or Lease pursuant to section 365(b)(1)(C) of the Bankruptcy Code ("Adequate Assurance"), which can be raised up to and at the Sale Hearing) must: (a) be in writing; (b) be signed by counsel or attested to by the objecting party; (c) be filed with the Clerk of the Bankruptcy Court, 824 Market Street, Wilmington, Delaware 19801 on or before DECEMBER 8, 2006 AT 4:00 P.M. (ET) (the "Objection Deadline"); and (d) be served so as to be received on or before the Objection Deadline by the following (collectively, the "Objection Notice Parties"):

                           (i) THE DEBTORS. Delta Mills, Inc. and Delta Mills Marketing, Inc., 700 North Woods Drive, Fountain Inn, South Carolina 29644 (Att'n.: William H. Hardman, Jr.);


                           (ii) PROPOSED BANKRUPTCY COUNSEL FOR THE DEBTORS. Rayburn Cooper & Durham, P.A., The Carillon, 227 West Trade Street, Suite 1200, Charlotte, North Carolina 28202 (Att'n.: C. Richard Rayburn, Jr., Esq.) and Morris, Nichols, Arsht & Tunnell, LLP, 1201 North Market Street, P.O. Box 1347, Wilmington, Delaware 19899-1347 (Att'n.: Robert J. Dehney, Esq.);


                          (iii) COUNSEL FOR GMAC. Otterbourg, Steindler, Houston & Rosen, P.C., 230 Park Avenue, New York, New York 10169-0075 (Att'n.:
                                    Jonathan N. Helfat, Esq.);

                           (iv) PROPOSED COUNSEL FOR THE COMMITTEE. Stroock & Stroock & Lavan, 180 Maiden Lane, New York, New York 10038-4982 (Att'n.:
                                    Christopher  R. Donoho III,  Esq.) and Cozen
                                    O'Connor,  1201 North Market  Street,  Suite
                                    1400,  Wilmington,  Delaware  19801 (Att'n.:
                                    Mark E. Felger, Esq.);

                           (iv) PROPOSED SPECIAL COUNSEL FOR THE DEBTORS. Wyche, Burgess, Freeman & Parham, P.A., 44 East Camperdown Way, Greenville, South Carolina 29601 (Att'n.: Eric B. Amstutz, Esq.);

                            (v) PROPOSED FINANCIAL ADVISORS TO THE DEBTORS. FTI Consulting, Inc., 401 North Tryon Street, Suite 1000, 10th Floor, Charlotte, North Carolina 28202 (Att'n.: William J. Nolan); and

                           (vi) PROPOSED INVESTMENT BANKER FOR THE DEBTORS. Soles Brower Smith & Co., First Union tower, Suite 925, 300 North Greene Street, Greensboro, North Carolina 27401-2167 (Att'n.: Joseph M. Brower).

The foregoing requirements are collectively referred to herein as the "General Objection Procedures." Only those objections made in compliance with the General Objection Procedures will be considered by the Court at the Sale Hearing. The failure of any objecting person or entity to file its objections by the Objection Deadline and in accordance with the General Objection Procedures will be a bar to the assertion, at the Sale Hearing or thereafter, of any objection (including the sale of Assets and assumption and assignment of the Leases and Contracts free and clear of Liens).

                  O. THE ASSIGNED CONTRACT OBJECTION PROCEDURES. All objections to the assumption and assignment of any Contract or Lease, including, without limitation, any objection to the Debtors' proposed Cure Amount or the provision of Adequate Assurance must: (i) comply with the General Objection Procedures;
(ii) identify the Lease or Contract to which the objector is a party; (iii) describe with particularity any cure the claimant contends is required under section 365 of the Bankruptcy Code (the "Cure Claim") and identify the basis(es) of the alleged Cure Claim under the Lease or Contract; (iv) attach all documents supporting or evidencing the Cure Claim; and (v) if the response contains an objection to Adequate Assurance, state with specificity what the objecting party believes is required to provide Adequate Assurance (collectively with the General Objection Procedures, the "Assigned Contract Objection Procedures").

                  P. FAILURE TO OBJECT PURSUANT TO THE ASSIGNED CONTRACT OBJECTION PROCEDURES. If no objection is timely and properly filed and served in accordance with the Assigned Contract Objection Procedures, (i) the Cure Amount set forth in the Cure Amount Notice shall be controlling notwithstanding anything to the contrary in any Lease or Contract or other document and the non-debtor party to the Lease or Contract shall be forever barred from asserting any other claim arising prior to the assignment against the Debtors or Purchaser as to such Lease or Contract if it is an Assigned Contract and (ii) the Purchaser's promise to perform under the Lease or Contract shall be deemed Adequate Assurance under the Lease or Contract. To the extent the Debtors dispute any Cure Claim, such dispute shall be presented to the Court at the Sale Hearing, or such later date and time as the Debtors and the objector may agree or the Court may order.

                  Q. THE DEBTORS' REPLY TO OBJECTIONS. In the event one or more objections to the relief requested in the Motion is filed, the Debtors are authorized, pursuant to Local Bankruptcy Rule 9006-1(d), to file a consolidated reply to such objection(s) on or before NOON (ET) ON DECEMBER 14, 2006.

         III.     APPROVAL OF THE MISCELLANEOUS SALE PROCEDURES

                  R. The Miscellaneous Sale Procedures, as modified herein, are hereby authorized and approved, as follows:

                  (i) Notwithstanding the foregoing with respect to the Bidding Procedures, the Miscellaneous Sale Procedures will apply to sale transactions involving, in each case, the transfer of $100,000 or less in total consideration, as measured by the amount of cash and other consideration to be received by the Debtors on account of the Miscellaneous Assets to be sold; PROVIDED, HOWEVER, that the Debtors may not consummate a Proposed Miscellaneous Asset Sale (as defined below) if the total consideration to be received by the Debtors in such transaction, when aggregated with the total consideration received by the Debtors in other sales of Miscellaneous Assets consummated with the same person or entity or a group of purchasers including the same person or entity, would exceed $500,000. The Debtors will be permitted to sell Miscellaneous Assets that are encumbered by liens, claims, encumbrances or other interests only if those liens and other interests are capable of monetary satisfaction or the holders of those liens and interests consent to the sale.


                  (ii) Any proceeds realized from the sale of Miscellaneous Assets pursuant to the Miscellaneous Sale Procedures will be applied in accordance with the requirements set forth in the Debtors' post-petition financing arrangements, applicable bankruptcy and non-bankruptcy law and any relevant orders of this Court.


                  (iii) After the Debtors enter into a contract or contracts contemplating a transaction that is subject to the Miscellaneous Sale Procedures (a "Proposed Miscellaneous Asset Sale"), the Debtors will file a notice of the Proposed Miscellaneous Asset Sale (a "Proposed Miscellaneous Asset Sale Notice") with the Court and serve the Miscellaneous Asset Sale Notice by overnight delivery or telecopier on: (a) counsel for GMAC; (b) counsel for the Committee; (c) the U.S. Trustee; (d) all known parties holding or asserting liens on or other interests in the Miscellaneous Assets that are the subject of the Proposed Miscellaneous Asset Sale and their respective counsel if known; and (e) each person or entity that has filed a notice of appearance in these cases pursuant to Bankruptcy Rule 2002, (collectively, the "Interested Parties").


                  (iv) The Miscellaneous Asset Sale Notice will include the following information with respect to the Proposed Miscellaneous Asset Sale:

                           o        a description  of the  Miscellaneous  Assets
                                    that  are  the   subject  of  the   Proposed
                                    Miscellaneous Asset Sale;

                           o the identity of the non-debtor party or parties to the Proposed Miscellaneous Asset Sale and any relationships of the party or parties with the Debtors;

                           o the major economic terms and conditions of the Proposed Miscellaneous Asset Sale;(3) and

                           o instructions consistent with the terms described below regarding the procedures to assert objections to the Proposed Miscellaneous Asset Sale ("Objections").

                  (v) Interested Parties will have five (5) business days (the "Notice Period") to object to the Proposed Miscellaneous Asset Sale pursuant to the objection procedures described below. If no Objections are properly asserted prior to the expiration of the Notice Period, the Debtors will be authorized, without further notice and without further Court approval, to consummate the Proposed Miscellaneous Asset Sale in accordance with the terms and conditions of the underlying agreement or agreements. Upon the expiration of the Notice Period without the assertion of any Objections, the Proposed Miscellaneous Asset Sale will be deemed final and fully authorized by the Court.


                  (vi) If any material economic terms of a Proposed Miscellaneous Asset Sale are amended after transmittal of the Miscellaneous Asset Sale Notice, but prior to the expiration of the Notice Period, the Debtors must send a revised Miscellaneous Asset Sale Notice to all Interested Parties describing the Proposed Miscellaneous Asset Sale, as amended. If a revised Miscellaneous Asset Sale Notice is required, the Notice Period will be extended until the expiration of three (3) business days following the date of transmittal of such revised Miscellaneous Asset Sale Notice.


                  (vii) Any Objections to a Proposed Miscellaneous Asset Sale must be in writing, filed with the Court and served on the Interested Parties and counsel to the Debtors so as to be received prior to expiration of the Notice Period. Each Objection must state with specificity the grounds for the Objection. If an Objection to a Proposed Miscellaneous Asset Sale is properly filed and served, the Proposed Miscellaneous Asset Sale may not proceed absent (a) withdrawal of the Objection, (b) entry of an order of the Court specifically approving the Proposed Miscellaneous Asset Sale or (c) the submission of a Consent Order (defined below) in accordance with the procedures described below.
-----------------
(3) This information may be provided by attaching the applicable agreement or agreements to the Miscellaneous Asset Sale Notice.

                  (viii) Any Objections may be resolved without a hearing by an order of the Court submitted on a consensual basis by the Debtors and the objecting party (a "Consent Order"); PROVIDED, HOWEVER, that if any material economic terms of the Proposed Miscellaneous Asset Sale are modified by the Consent Order, the Debtors must, prior to submission of the Consent Order, (a) provide the Interested Parties with three (3) business days' prior notice of the Consent Order and an opportunity to object to the terms of the Consent Order by providing a written statement of objection to the Debtors' counsel and (b) certify to the Court that (i) such notice was given and (ii) no Interested Party asserted an objection to the Consent Order. If an Objection is not resolved on a consensual basis, the Debtors or the objecting party may schedule the Proposed Miscellaneous Asset Sale and the Objection for hearing at the next available omnibus hearing date in this case by giving at least two (2) days' written notice of the hearing to each of the Interested Parties.


                  S. DE MINIMIS SALES. Notwithstanding the notice procedures described above, for any asset sale transactions involving the transfer of less than $10,000 in total consideration (a "De Minimis Sale"), to which GMAC and the Committee have consented, the Debtor shall be authorized, without following the notice procedures otherwise required under the Miscellaneous Sale Procedures and without further notice and further Court approval, to consummate the De Minimis Sale, and such De Minimis Sale shall be deemed final and fully authorized by the Court; PROVIDED, HOWEVER, that the Debtors may not consummate a De Minimis Sale if the total consideration to be received by the Debtors in such transaction, when aggregated with the total consideration received by the Debtors in other De Minimis Sales consummated with the same person or entity or a group of purchasers including the same person or entity, would exceed $100,000. Upon reasonable request by an Interested Party, the Debtor will provide to such Interested Party and/or counsel for such Interested Party, if known, a report itemizing the assets sold and consideration received for each De Minimis Sale consummated.

                  T. NO REPRESENTATIONS OR WARRANTIES. All buyers shall take assets sold by the Debtor pursuant to the Miscellaneous Sale Procedures or through a De Minimis Sale "as is" and "where is," without any representations or warranties from the Debtor as to the quality or fitness of such assets for either their intended or any particular purposes.

                  U. FREE AND CLEAR. All buyers shall take assets sold by the Debtor pursuant to the Miscellaneous Sale Procedures and through a De Minimis Sale free and clear of liens, claims, encumbrances and other interests, pursuant to section 363(f) of the Bankruptcy Code. All such liens, claims, encumbrances and other interests shall attach to the proceeds of the sale.

                  V. The Debtors are authorized and empowered to take such steps, expend such sums of money, and do such other things as may be necessary and appropriate to implement and effect the terms and requirements established by this Order.

                  W. This Court shall retain jurisdiction over all matters arising out of or related to this Order.

                  X. This Order shall be effective and enforceable immediately. The provisions of Bankruptcy Rule 6004(g) staying the effectiveness of this Order for ten (10) days are hereby waived, and this Order shall be effective, and the Debtors may act in accordance with this Order, immediately upon entry of this Order.

Dated:   Wilmington, Delaware
         OCTOBER 31, 2006

                                            /S/  CHRISTOPHER S. SONTCHI
                                            ---------------------------
                                            THE HONORABLE CHRISTOPHER S. SONTCHI
                                            UNITED STATES BANKRUPTCY JUDGE

                                    EXHIBIT 1
                               BIDDING PROCEDURES

                               BIDDING PROCEDURES
                  Pursuant to the prefixed Order Under 11 U.S.C. ss.ss. 105(a), 363 and 365 and Federal Rules of Bankruptcy ProcedURE 2002, 6004, 6006 and 9014
(I) Approving and Authorizing the Debtors to Proceed with an Orderly Run-Out of the Debtors' Business; (II) Approving Procedures for the Sale or Sales of All or Substantially All of the Debtors' Fixed Assets; (III) Establishing Procedures for the Sale of Miscellaneous Assets; and (IV) Granting Related Relief (the "Sale Procedures Order"),(4) the following bidding procedures (the "Bidding Procedures"), including the initial bidding procedures (the "Initial Bidding Procedures") and the overbidding procedures (the "Overbidding Procedures"), shall govern the sale (the "Sale") and competitive bidding process applicable to the sale of all or substantially all of the fixed assets (the "Assets") of Delta Mills, Inc. and Delta Mills Marketing, Inc., debtors and debtors-in-possession (the "Debtors"):


I.       SALE NOTICE

                  Upon the approval of these Bidding Procedures, the Debtors will distribute copies of the Sale Procedures Order and the Sale Notice as set forth in the Sale Procedures Order. The Debtors will distribute a copy of the Sale Notice and the Sale Procedures Order to all parties who the Debtors have determined, in their discretion, qualify as a potential stalking horse bidder based primarily upon likely interest in the Assets and financial ability to consummate the Sale (the "Qualified Parties"). The Debtors will provide a form asset purchase agreement (the "Form Purchase Agreement") upon request to such parties.


II.      BID DEADLINE AND REQUIREMENTS FOR INITIAL BIDS


                  An Initial Bid must be submitted on or before the Initial Bidding Deadline which is 5:00 P.M. EASTERN STANDARD TIME, ON NOVEMBER 21, 2006, via electronic mail, to the following:

         (i) William H. Hardman, Jr., Delta Mills, Inc., and Delta Mills Marketing, Inc., at BILL.HARDMAN@DELTAMILLS.COM;

         (ii) C. Richard Rayburn, Jr., Esq., Rayburn Cooper & Durham, P.A., at RRAYBURN@RCDLAW.NET;

         (iii) Robert J. Dehney, Esq., Morris, Nichols, Arsht & Tunnell, LLP, at RDEHNEY@MNAT.COM;

         (iv) Jonathan N. Helfat, Esq., Otterburg, Steindler, Houston & Rosen, P.C., at JHELFAT@OSHR.COM;
---------------------------
(1) Capitalized terms used, but not otherwise defined, herein shall have the meanings ascribed to such terms in the Sale Procedures Order.

         (v) Christopher R. Donoho III, Esq., Stroock, Stroock & Lavan, LLP, at CDONOHO@STROOCK.COM;

         (vi) Eric B. Amstutz, Esq., Wyche Burgess Freeman & Parham, P.A., at EAMSTUTZ@WYCHE.COM;

         (vii)    William    F.    Nolan,     FTI    Consulting,     Inc.,    at
                  WILLIAM.NOLAN@FTICONSULTING.COM; and


         (viii)   Joseph   M.   Brower,   Brower   Soles  &  Smith  &  Co.,   at
                  JBROWER@SOLESBROWER.COM.


III. DUE DILIGENCE AND OTHER CONSIDERATIONS


                  Upon execution of a confidentiality agreement in form and substance acceptable to the Debtors, the Debtors will provide reasonable access to its books, records and executives to bidders for the purpose of conducting due diligence prior to the Auction (unless extended by the Debtors). By participating in the Auction, all Qualified Parties are deemed to acknowledge that they have had sufficient and reasonable access to the Debtors' books, records and executives for the purposes of conducting due diligence and opportunity to conduct such due diligence.

                  All Initial Bids shall remain open and be irrevocable, notwithstanding the Bankruptcy Court's approval of the Sale of the Assets, until the earlier of the end of the second business day following the closing of the transaction and sixty (60) days after the Sale Hearing. All Qualified Parties who submit an Initial Bid shall be deemed to have read, understood, consented to and agreed to be bound by the provisions of the Sale Procedures Order and these Bidding Procedures.

IV.      DETERMINATION OF QUALIFIED BID STATUS

                  To qualify as an Initial Bid, the bid must, at a minimum, comply with the following requirements:

                  (i) The Initial Bid must be received by the Initial Bidding Deadline;

                  (ii) The Initial Bid must be in writing and include a copy of the Form Purchase Agreement marked-up to show any revisions required by the Qualified Party to consummate the proposed sale, which marked-up Form Purchase Agreement must be acceptable in form and substance to the Debtors, shall include a schedule of Assigned Contracts and the particular Assets proposed to be acquired thereunder, and otherwise be in compliance with the requirements of the Bankruptcy Code and applicable orders of this Court; THE DEBTORS WILL CONSIDER BIDS FOR SOME OR ALL OF THE ASSETS;

                  (iii) The Initial Bid must clearly state the range of cash consideration, in U.S. dollars, that the Bidder is prepared to pay for any or all of the Assets. Only cash consideration will be evaluated; the utilization of notes or other instruments to make up a portion of the consideration will be evaluated as providing zero value to the Debtors;

                  (iv) The Initial Bid must be accompanied by copies of financial statements, letters of credit and/or any other documents or evidence reasonably satisfactory to the Debtors demonstrating the Bidder's ability to consummate the contemplated transaction, including future performance under the Assumed Contracts, if any;

                  (v) The Initial Bid must not be conditioned on a Bidder's ability to obtain financing;

                  (vi) The Initial Bid must not be conditioned on the outcome of the due diligence by such Bidder;

                  (vii) The Initial Bid must be accompanied by information and assurances satisfactory to the Debtors that the Bidder can obtain all required consents, approvals and licenses to fulfill the terms, conditions and obligations under any and all related agreements;

                  (viii) The Initial Bid must be accompanied by the provision of a certified or bank check, wire transfer, or letter of credit reasonably acceptable to the Debtors in the amount of at least 10% of the amount of the Initial Bid as a good faith deposit, to be held in escrow and credited to the closing payment if the Bidder is ultimately determined to be the Successful Bidder (as defined below) or to be returned to the bidder otherwise except as otherwise provided in these Bidding Procedures (the "Good Faith Deposit");

                  (ix) The Initial Bid must state that it has been approved (subject to stated conditions) by any, and all, governing bodies or investors (e.g., board of directors or minority partners); and

                  (x) The Initial Bid must state that it is made by the principals of the Bidder, and not by any person acting as agent for another, whether the principals are disclosed or undisclosed; however, a Bidder may appoint a representative to act on its behalf in connection with the Initial Bid.

V.       SELECTION OF A STALKING HORSE BID

                  Following the Initial Bidding Deadline, the Debtors, in consultation with the Committee, may elect to establish a "stalking horse" bidder or bidders (the "Stalking Horse Bidder or Bidders") by executing asset purchase agreements with such bidders (each, a "Stalking Horse Agreement"). Initial Bids that are considered for designation as a Stalking Horse Bid will be evaluated on the basis of (i) the indicated purchase price range, (ii) the Bidder's financial capacity to consummate a transaction if selected as the Stalking Horse Bidder, (iii) the extent and type of requested changes to Form Purchase Agreement, (iv) the Bidder's ability to expeditiously consummate the transaction if selected as a Stalking Horse Bidder, and (v) other factors deemed appropriate in the Debtors' discretion, in consultation with the Committee.

                  The Debtors will submit any such choice or choices to the Court for approval at the Second Designation Hearing on NOVEMBER 30, 2006, AT 11:00 A.M. (ET) or at such other time as the Court permits. At the Second
Designation Hearing, the Debtors will also request the approval the Bid Protections set forth below.

VI.      OVERBIDDING PROCEDURES

                  Within two (2) days after the approval of the Stalking Horse Bidder or Bidders at the Second Designation Hearing, the Debtors shall distribute a notice of the Auction, along with a copy of any Stalking Horse Agreements, to all other parties having submitted Initial Bids and any other parties who, in the Debtors' discretion, may be interested in participating in the Auction. During the overbidding period, the Debtors will consider any qualifying bids that are higher and better than the relevant bids of the Stalking Horse Bidders (each, an "Overbid"). Ultimate approval of the Stalking Horse Agreements, if any, will be subject to the Debtors' consideration of qualified Overbids.

                  The Debtors propose the following requirements for a Bidder to submit an "Overbid":

a.       BID DEADLINE AND REQUIREMENTS FOR OVERBIDS

                           An Overbid must be submitted on or before the OVERBID DEADLINE, WHICH IS 5:00 P.M. (ET), ON DECEMBER 11, 2006, via electronic mail, to the following:

                           (i)      William H. Hardman,  Jr., Delta Mills, Inc.,
                                    and  Delta   Mills   Marketing,   Inc.,   at
                                    BILL.HARDMAN@DELTAMILLS.COM;

                           (ii)     C.  Richard  Rayburn,   Jr.,  Esq.,  Rayburn
                                    Cooper     &      Durham,      P.A.,      at
                                    RRAYBURN@RCDLAW.NET;

                           (iii) Robert J. Dehney, Esq., Morris, Nichols, Arsht & Tunnell, LLP, at RDEHNEY@MNAT.COM;

                           (iv)     Jonathan   N.   Helfat,   Esq.,   Otterburg,
                                    Steindler,   Houston  &  Rosen,   P.C.,   at
                                    JHELFAT@OSHR.COM;

                           (v)      Christopher  R. Donoho III,  Esq.,  Stroock,
                                    Stroock      &      Lavan,      LLP,      at
                                    CDONOHO@STROOCK.COM;

                           (vi) Eric B. Amstutz, Esq., Wyche Burgess Freeman & Parham, P.A., at EAMSTUTZ@WYCHE.COM;

                           (vii) William F. Nolan, FTI Consulting, Inc., at WILLIAM.NOLAN@FTICONSULTING.COM; and

                           (viii) Joseph M. Brower, Brower Soles & Smith & Co., at JBROWER@SOLESBROWER.COM.

                  b.       REQUIRED TERMS

                  An Overbid must, at a minimum, comply with the following requirements:

                  (i)      The Overbid must be received by the Overbid Deadline;

                  (ii) The Overbid must clearly state the amount of cash consideration, in U.S. dollars, that the Bidder is prepared to pay for any or all of the Assets and shall include cash consideration over and above the Purchase Price specified in the Stalking Horse Agreement plus the amount of the Bid Protections (which is discussed in greater detail below) in an amount to be determined by the Debtors, in consultation with the Committee, and announced as soon as reasonably practicable after the Second Designation Hearing. Only cash consideration will be evaluated; the utilization of notes or other instruments to make up a portion of the consideration will be evaluated as providing zero value to the Debtors;

                  (iii) The Overbid must be in writing and include a copy of the relevant Stalking Horse Agreement as a form, marked-up to show any revisions required by the Qualified Party to consummate the Sale (a "Competing APA"), which Competing APA must be acceptable in form and substance to the Debtors, shall include a schedule of Assigned Contracts and the particular Assets proposed to be acquired thereunder, and otherwise be in compliance with the requirements of the Bankruptcy Code and applicable orders of this Court; THE DEBTORS WILL CONSIDER BIDS FOR SOME OR ALL OF THE ASSETS;

                  (iv) The Overbid must be accompanied by copies of financial statements, letters of credit and/or any other documents or evidence reasonably satisfactory to the Debtors demonstrating the Bidder's ability to consummate the contemplated transaction, including future performance under the Assumed Contracts, if any;

                  (v) The Overbid must not be conditioned on a Bidder's ability to obtain financing;

                  (vi) The Overbid must not be conditioned on the outcome of the due diligence by such Bidder;

                  (vii) The Overbid must be accompanied by information and assurances satisfactory to the Debtors that the Bidder can obtain all required consents, approvals and licenses to fulfill the terms, conditions and obligations under any and all related agreements;

                  (viii) Unless already provided pursuant to Section IV above, the Overbid must be accompanied by the provision of a certified or bank check, wire transfer, or letter of credit reasonably acceptable to the Debtors in the amount of at least 10% of the amount of the Overbid as a good faith deposit, to be held in escrow and credited to the closing payment if the Bidder is ultimately determined to be the Successful Bidder or to be returned to the bidder otherwise except as otherwise provided in these Bidding Procedures (also, a "Good Faith Deposit");

                  (ix) The Overbid must state that it has been approved (subject to stated conditions) by any, and all, governing bodies or investors (e.g., board of directors or minority partners);

                  (x) The Overbid must state that it is made by the principals of the Bidder, and not by any person acting as agent for another, whether the principals are disclosed or undisclosed; however, a Bidder may appoint a representative to act on its behalf in connection with the Overbid; and

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

                  (xi) Except as otherwise provided with respect to the Stalking Horse Bidder or as otherwise ordered by the Bankruptcy Court, no Bidder shall be entitled to reimbursement of its costs, expenses or professional fees incurred in connection with the Sale and competitive bidding process for the Assets, including formulation and submission of any bid or any due diligence efforts.

                  The Debtors and their advisors, in consultation with the Committee, will evaluate the Overbids submitted and determine whether to deem any such Overbid a "Qualified Bid" and invite the Bidder to participate in the Auction. Overbids will be evaluated on the basis of (i) the indicated purchase price, (ii) the Bidder's financial capacity to consummate a transaction if selected as the Successful Bid (as defined below), (iii) the extent and type of requested changes to the relevant Stalking Horse Agreement, (iv) the Bidder's ability to expeditiously consummate the transaction if selected as a Successful Bid, and (v) other factors deemed appropriate in the Debtors' discretion, in consultation with the Committee. The Debtors will select those Overbids that they consider to be Qualified Bids on or before the commencement of the Auction, PROVIDED, HOWEVER, that the Debtors, in consultation with the Committee, reserve the right to select such Qualified Bids at an earlier date or to reject any Overbid as insufficient, and FURTHER PROVIDED, HOWEVER, that, if no other Qualified Bid is received (other than that of the Stalking Horse Bidder), the Debtors shall have no obligation to conduct an Auction.

                  In the event Qualified Bids are received, an auction (the "Auction") of the Debtors' assets will be held on DECEMBER 13, AT 9:00 A.M. (ET) at the offices of Morris Nichols Arsht & Tunnell LLP, 1201 North Market Street, Wilmington, Delaware 19801, or such other location determined by the Debtors, at which Auction the Debtors, in consultation with the Committee, may select the highest and best Qualified Bid for any particular Asset of the Debtors as a Successful Bid. ALL SALE(S) SHALL BE SUBJECT TO THE APPROVAL OF THE BANKRUPTCY COURT.

                  Only the Stalking Horse Bidder(s), parties who submit Qualified Bids prior to the Overbid Deadline, representatives of the Committee, representatives of GMAC, the Debtors, and the professionals of the foregoing shall be entitled to attend and be heard at the Auction. In order to bid at the Auction, all Qualified Parties must be physically present at the Auction.

                  During the Auction, bidding shall (i) begin with the Qualified Bid of the Stalking Horse Bidder; (ii) continue with the first overbid increment set over and above the Purchase Price in an amount to be determined by the Debtors, in consultation with the Committee, and announced as soon as reasonably practicable after the Second Designation Hearing, and (iii) continue thereafter in minimum increments higher than the previous bid by an amount to be determined by the Debtors, in consultation with the Committee, and announced as soon as reasonably practicable after the Second Designation Hearing.

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

                  Unless otherwise agreed to by the Debtors, in their discretion, all participants will be permitted equal time, to be determined by the Debtors, in consultation with the Committee, in which to respond to the previous bid at the Auction and, at the expiration of such time (unless extended), the Auction shall conclude.

                  Prior to concluding the Auction, the Debtors shall (i) review each bid, if any, on the basis of its financial and contractual terms and the factors relevant to the sale process and the best interest of the Debtors' stakeholders, including, without limitation, those factors affecting the speed and certainty of consummating a sale transaction(s) and (ii) in consultation with the Committee, determine and identify the highest or best bid (the "Successful Bid") and the next highest or otherwise best offer, if any, after the Successful Bid (the "Next Highest Bid"). Any bid submitted after the conclusion of the Auction shall not be considered for any purpose. There may be more than one Successful Bidder for the Assets of the Debtors but only one Successful Bidder for any particular Asset.

                  Immediately prior to the adjournment of the Auction, the bidder or bidders making the Successful Bid or Bids (the "Successful Bidder(s)"), if any, shall complete and sign all agreement(s), contract(s), instrument(s) or other document(s) evidencing and containing the terms and conditions upon which such bid was made, if it has not already done so.

                  The Debtors, in consultation with the Committee, reserve the right to reject at any time prior to the entry of an order of the Bankruptcy Court approving a sale or sales of the Assets, any offer which the Debtors deems to be (i) inadequate or insufficient, (ii) not in conformity with the requirements of the Bankruptcy Code, the Bankruptcy Rules, the Local Rules of Bankruptcy Practice and Procedure of the United States Bankruptcy Court for the District of Delaware, or the terms and conditions of the Sale set forth herein, or (iii) contrary to the best interests of the Debtors, their estates, and their creditors. The Debtors will have no obligation to accept or submit for Bankruptcy Court approval any offer presented prior to or at the Auction.

VI.      THE SALE HEARING

                  (A) The hearing on the approval of the Sale or Sales (the "Sale Hearing") to the Successful Bidder(s) shall be conducted by the Bankruptcy Court on DECEMBER 15, 2006 AT 11:00 A.M. (ET) or at such earlier time as the Bankruptcy Court permits.

                  (B) Subject to Bankruptcy Court approval following the Auction, the Successful Bidder(s) shall purchase the Assets, free and clear of all liens, claims and encumbrances, pursuant to the Motion and the corresponding order of the Court approving the Motion (having purchased the Assets, the "Purchaser").

                  (C) Following the Sale Hearing approving the sale or sales of the Assets to the Successful Bidder(s), if a Successful Bidder fails to consummate an approved Sale because of a breach or failure to perform on the part of such Successful Bidder, the next highest or otherwise best Qualified Bid, as disclosed at the Sale Hearing, will be deemed to be the Successful Bid and the Debtors will be authorized, but not required, to consummate the Sale with the Qualified Bidder submitting such bid without further order of the Bankruptcy Court. In such case, the Successful Bidder's Good Faith Deposit shall be forfeited to the Debtors, and the Debtors specifically reserve the right to seek all available damages from the defaulting Successful Bidder.

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

                  (D) Any Sale of the Assets shall be without representation or warranties of any kind, nature or description by the Debtors, their agents or their estates, except as provided in the purchase agreement between the Debtors and the Purchaser. All of the Assets shall be transferred "as is." THE DEBTORS EXPRESSLY DISCLAIM ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE AND MAKE NO WARRANTY, EXPRESS OR IMPLIED, AS TO THE NATURE, QUALITY, VALUE OR CONDITION OF ANY ASSET.

VII.     BID PROTECTION

                  If the Debtors establish a Stalking Horse Bidder that is not the Successful Bidder at the Auction, the Debtors may, in their discretion, agree to pay to such Stalking Horse Bidder a bid protection (the "Bid Protection") in an agreed amount not to exceed 3% of the cash portion of its Qualified Bid.

VIII.    PROCEDURES GOVERNING GOOD FAITH DEPOSITS

                  (A) All Good Faith Deposits shall be subject to the jurisdiction of the Bankruptcy Court and shall be returned by the Debtors as soon as reasonably practicable after the closing of the Sale; PROVIDED, HOWEVER, that if a Successful Bidder fails to consummate an approved Sale because of a breach or failure to perform on the part of such Successful Bidder, such Successful Bidder's Good Faith Deposit shall be forfeited to the Debtors, and the Debtors specifically reserve the right to seek all available damages from the defaulting Successful Bidder.

                  (B) All Good Faith Deposits shall be held, subject to the provisions of the Sale Procedures Order and these Bidding Procedures, by counsel for the Debtors or, in the Debtors' discretion, by a third-party escrow agent (either, a "Custodian") in a segregated non-interest bearing bank account. In the event of a dispute concerning the Debtors' right to retain any Good Faith Deposit, the Custodian shall have no liability to any bidder for the failure to return such Good Faith Deposit to the bidder, and the bidder's sole remedy shall be to seek relief from the Bankruptcy Court to compel the return of the Good Faith Deposit; PROVIDED, HOWEVER, that nothing in the Sale Procedures Order or these Bidding Procedures shall waive, release or restrict any right or remedy of any person arising from the wrongful disbursement or loss of any Good Faith Deposit.

IX.      NO EXPENSE REIMBURSEMENT

                  Except as otherwise provided with respect to a Stalking Horse Bidder or as otherwise ordered by the Bankruptcy Court, no bidder shall be entitled to reimbursement of its costs, expenses or professional fees incurred in connection with the Sale and competitive bidding process for the Assets, including formulation and submission of any bid or any due diligence efforts.

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

X.       RESERVATION OF RIGHTS

                  The Debtors reserve their rights to: (i) impose at or before the Auction such other, different and/or additional terms and conditions as may be in the interest of the Debtors, their estates and creditors (so long as such terms are not materially inconsistent with the terms of the Sale Procedures Order); (ii) extend the deadlines set forth in the Sale Procedures Order and/or these Bidding Procedures; (iii) adjourn the Auction at or before the Auction;
(iv) adjourn the Sale Hearing without further notice by making an announcement in open Court or by the filing of a hearing agenda pursuant to Bankr. D. Del. L.R. 9029-3; and (v) withdraw from the Auction any or all of the Assets at any time prior to or during the Auction or cancel the Auction.


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